U.S. CITIGROUP MORTGAGE LOAN TRUST INC.

                           $[__________] (Approximate)

                  Citigroup Mortgage Loan Trust, Series [_____]
                       Mortgage Pass-Through Certificates

                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                              [__________], 2006

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013

Dear Sir or Madam:

Citigroup Mortgage Loan Trust Inc. (the "Company"), a Delaware corporation, proposes to issue Citigroup Mortgage Loan Trust, Series [_____], Mortgage Pass-Through Certificates (the "Certificates"), under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [__________], among the Company, [__________] as master servicer (the "Master Servicer" and "Trust Administrator"), [__________] (the Paying Agent, Certificate Registrar and Authenticating Agent") and [__________] as trustee (the "Trustee"), and proposes to sell the Registered Certificates (as defined below) to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"). If the firm or firms listed in
Schedule II hereto include only Citigroup Global Markets Inc., then the terms "Underwriters" and "Representative," as used herein, shall each be deemed to refer to Citigroup Global Markets Inc. The Certificates are designated as (i) the Class I-A1A Certificates, the Class I-A1B Certificates, the Class I-A12B Certificates, the Class I-A3A Certificates, the Class I-A4A Certificates, the Class I-A34B Certificates, the Class I-A5A Certificates, the Class I-A5B Certificates, the Class I-B1 Certificates, the Class I-B2 Certificates, the Class I-B3 Certificates, the Class I-B4 Certificates, the Class I-B5 Certificates, the Class I-B6 Certificates, the Class I-P Certificates and the Class I-R Certificates (collectively, the "Group I Certificates"), (ii) the Class II-A1 Certificate, the Class II-A2 Certificates, the Class II-B1 Certificates, the Class II-B2 Certificates, the Class II-B3 Certificates, the Class II-B4 Certificates, the Class II-B5 Certificates, the Class II-B6 Certificates, and the Class II-R Certificates (collectively, the "Group II Certificates").

     The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a segregated pool (the "Mortgage Pool") of one- to four-family, adjustable-rate and fixed-rate, first lien mortgage loans (the "Mortgage Loans"). Each Mortgage Loan provides for an original term to maturity of not greater than 30 years. The Mortgage Loans will be acquired by the Company from Citigroup Global Markets Realty Corp. (the "Seller") in exchange for immediately available funds representing the purchase price. The Certificates are described more fully in
Schedule I hereto. The Class I-A1A Certificates, the Class I-A2A Certificates, the Class I-A12B Certificates, the Class I-A3A Certificates, the Class I-A4A Certificates, the Class I-A34B Certificates, the Class I-A5A Certificates, the Class I-A5B Certificates, the Class I-B1 Certificates, the Class I-B2 Certificates, the Class I-B3 Certificates and the Class I-R Certificates (collectively, the "Registered Certificates") are more fully discussed in a registration statement which the Company has furnished to you. This is to confirm the arrangements with respect to your purchase of the Registered Certificates.

     Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     1. REPRESENTATIONS AND WARRANTIES: The Company represents and warrants to, and agrees with, each Underwriter that:

     (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), for the registration of the Registered Certificates under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and copies of which have heretofore been delivered to you. Such registration statement, as amended as of the date hereof, meets the requirements set forth in Rule 415(a)(1)(vii) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission pursuant to Rule 424 under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Registered Certificates and the plan of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Certificates and the Mortgage Pool to be set forth therein. Such registration statement, including the exhibits thereto, as amended as of the date hereof, is hereinafter called the "Registration Statement"; the prospectus included in the Registration Statement after the Registration Statement, as amended, became effective, or as subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter called the "Basic Prospectus"; the form of prospectus supplemented by the supplement to the form of prospectus relating to the Registered Certificates, in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called a "Final Prospectus." Any preliminary form of any Final Prospectus that has heretofore been filed pursuant to Rule 424 or, prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or 424(a), is hereinafter called a "Preliminary Final Prospectus." As used herein, "Collateral Information" means information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Company to the Underwriters in final form and set forth in the Prospectus Supplement. The Company will file with the Commission a report on Form 8-K setting forth specific information concerning the Registered Certificates and the Mortgage Pool to the extent that such information is not set forth in the Final Prospectus. The Company further proposes to prepare, after the final terms of all classes of the Certificates have been established, a Free Writing Prospectus that will contain substantially all information that will appear in the Prospectus Supplement, to the extent that such information is known at that time and minus specific sections including the Method of Distribution section (such Free Writing Prospectus, together with the Basic Prospectus, the "Definitive Free Writing Prospectus"). The Definitive Free Writing Prospectus must be provided to each investor prior to the time of Contract of Sale (as defined herein).

     (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, comply and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as amended as of any such time, does not and will not contain any untrue statement of material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to (i) the information contained in or omitted from the Registration Statement or Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus as set forth on Exhibit A hereto (the "Underwriter's Information") or
(ii) Derived Information in any Computational Materials or ABS Term Sheets required to be provided by the Underwriter to the Company pursuant to Section 4(b). In addition, the Definitive Free Writing Prospectus, as of the date thereof and as of the Closing Date, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The effective date shall mean the earlier of the date by which the Prospectus Supplement is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates.

(c) The Company is not, as of the date upon which it delivers the Definitive Free Writing Prospectus, an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations.

     (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under (i) this Agreement, (ii) the Mortgage Loan Purchase Agreement, dated as of [__________] (the "Mortgage Loan Purchase Agreement"), between the Company and the Seller and (iii) the Pooling and Servicing Agreement; and the Company has received no notice of proceedings relating to the revocation or modification of any license, certificate, authority or permit applicable to its owning such properties or conducting such business which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

     (e) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment of the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     (f) This Agreement and the Mortgage Loan Purchase Agreement have been, and the Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from securities law liabilities.

     (g) The Certificates and the Pooling and Servicing Agreement will conform in all material respects to the description thereof contained in the Final Prospectus, and the Certificates, when duly and validly authorized, executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for by the Underwriters as provided herein, will be entitled to the benefits of the Pooling and Servicing Agreement. On the Closing Date, the Pooling and Servicing Agreement will be effective to establish the Trust Fund as a valid trust under the laws of the State of New York.

     (h) As of the Closing Date, the Mortgage Loans will meet the criteria for selection described in the Final Prospectus.

     (i) Neither the issuance and sale of the Certificates, nor the execution and delivery by the Company of this Agreement, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of them is bound, or any statute, order or regulation applicable to the Company or any of its affiliates of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its affiliates. Neither the Company nor any of its affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, (i) validity or enforceability of, or the ability of the Company to perform its obligations under, this Agreement, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement or (ii) the business, operations, financial conditions, properties or assets of the Company.

     (j) There are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement or the Certificates, or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Final Prospectus.

     (k) There has not been any material adverse change in the business, operations, financial condition, properties or assets of the Company since [__________].

     (l) Any taxes, fees and other governmental charges payable by the Company in connection with the execution, delivery and issuance of this Agreement, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement or the execution, delivery and sale or transfer of the Certificates have been or will be paid at or prior to the Closing Date.

     (m) The Company is not, and the issuance and sale of the Certificates in the manner contemplated by the Final Prospectus will not cause the Company to be, subject to registration or regulation as an investment company or affiliate of an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

     (n) The transfer of the Mortgage Loans to the Trust Fund at the Closing Date will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company on the Closing Date, at the applicable purchase price set forth in Schedule I hereto, the Certificates set forth opposite such Underwriter's name in Schedule II hereto.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the Registered Certificates shall be made in the manner, on the date and at the time specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Representative shall designate), which date and time may be postponed by agreement between the Representative and the Company or as provided in this Agreement (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Registered Certificates, as set forth on Schedule I hereto, shall be made to the Representative for the respective accounts of the several Underwriters against payment in same day Federal funds by the several Underwriters of the applicable purchase price. The Registered Certificates shall be registered in such names and in such authorized denominations as the Representative may request not less than three full business days in advance of the Closing Date.

     The Company agrees to have the Certificates available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 p.m. New York time on the business day prior to the Closing Date.

     4. OFFERING BY UNDERWRITERS.

     (a) It is understood that the several Underwriters propose to offer the Certificates that are Registered Certificates for sale to the public as set forth in the Final Prospectus.

     (b) [Reserved].

     (c) It is understood that the Underwriters will solicit offers to purchase the Certificates as follows:

          (i) Prior to the time you have received the Definitive Free Writing Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided, that you shall not accept any such offer to purchase a Certificate or any interest in any Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Certificate, any interest in any Certificate or any Mortgage Loan prior to the investor's receipt of Definitive Free Writing Prospectus.

          (ii) Any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) relating to the Certificates used by an Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Certificates shall prominently set forth substantially the following statement:

          The information in this free writing prospectus is preliminary, and will be superseded by the Definitive Free Writing Prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the Definitive Free Writing Prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

          "Written Communication" has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations.

          (iii) Any Free Writing Prospectus relating to Certificates and used by an Underwriter in connection with marketing the Certificates, including the Definitive Free Writing Prospectus, shall prominently set forth substantially the following statement:

          The Certificates referred to in these materials are being sold when, as and if issued. You are advised that Certificates may not be issued that have the characteristics described in these materials. Our obligation to sell such Certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason we do not deliver such Certificates, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

     (d) It is understood that you will not enter into a Contract of Sale with any investor until the Definitive Free Writing Prospectus has been conveyed to the investor. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159. The Definitive Free Writing Prospectus shall prominently set forth substantially the following statement:

     This Definitive Free Writing Prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this Definitive Free Writing Prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

     (e) It is understood that the Underwriters may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

          (i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriters shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Certificates, unless such Written Communication either (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii) is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a Free Writing Prospectus (as defined below) used in reliance on Rule 164 and
     (2) includes only information that is within the definition of ABS Informational and Computational Materials as defined in Item 1100 of Regulation AB, or Permitted Additional Materials.

          (ii) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

          (iii) For purposes hereof, "Free Writing Prospectus" shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations. "Issuer Information" shall mean information included in a Free Writing Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) as shown in Exhibit C hereto and (ii) has been either prepared by, or has been reviewed and approved by, the Company. "Underwriter Derived Information" shall refer to information of the type described in clause (5) of such footnote 271 when prepared by the Underwriters. "Permitted Additional Materials" shall mean information that is not ABS Informational and Computational Materials and (x) that are referred to in Section 4(e)(xii)), (y) that constitute Certificate price, yield, weighted average life, subscription or allocation information, or a trade confirmation, or (z) otherwise with respect to which the Company has provided written consent to the Underwriters to include in a Free Writing Prospectus. As used herein with respect to any Free Writing Prospectus, "Pool Information" means the information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Company to the Underwriters at the time most recent to the date of such Free Writing Prospectus.

          (iv) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

          "THE COMPANY HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV [AT "WWW.[COMPANY.COM/PROSPECTUS/____", OR AT UNDERWRITER WEBSITE]. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE [__________] OR VIA E-MAIL AT ________________________."

          The Company shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of the Underwriters (which shall not be unreasonably withheld).

          (v) The Underwriters shall deliver to the Company and its counsel (in such format as required by the Company) prior to the proposed date of first use thereof, (i) any Free Writing Prospectus prepared by or on behalf of that Underwriter that contains any information that, if reviewed and approved by the Company, would be Issuer Information, and (ii) any Free Writing Prospectus or portion thereof prepared by that Underwriter that contains only a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered. No information in any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) shall consist of information of a type that is not included within the definition of ABS Informational and Computational Materials, or is not Permitted Additional Materials. To facilitate filing to the extent required by Section 5(b) or 4(g), as applicable, all Underwriter Derived Information shall be set forth in a document separate from the document including Issuer Information. All Free Writing Prospectuses described in this subsection (v) must be approved by the Company before the Underwriters provide the Free Writing Prospectus to investors pursuant to the terms of this Agreement. Notwithstanding the foregoing, the Underwriters shall not be required to deliver any Free Writing Prospectus to the extent that it does not contain substantive changes from or additions to any Free Writing Prospectus previously approved by the Company.

          (vi) The Underwriters shall provide the Company with a letter from [__________], certified public accountants, prior to the Closing Date, with respect to any Free Writing Prospectus provided by that Underwriter to the Company under Section 4(e)(v), satisfactory in form and substance to the Company and their counsel and the Underwriters, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company and the Underwriters, as a result of which they determined that all accounting, financial or statistical information that is included in such Free Writing Prospectus, is accurate except as to such matters that are not deemed by the Company and the Underwriters to be material. The foregoing letter shall be at the expense of the respective Underwriter.

          (vii) None of the information in the Free Writing Prospectuses may conflict with the information contained in the Prospectus or the Registration Statement.

          (viii) The Company shall not be obligated to file any Free Writing Prospectuses that have been determined to contain any material error or omission, unless the Company is required to file the Free Writing Prospectus pursuant to Section 5(b) below. In the event that an Underwriter becomes aware that, as of the date on which an investor entered into an agreement to purchase any Certificates, any Free Writing Prospectus prepared by or on behalf of that Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Company thereof as soon as practical but in any event within one business day after discovery.

          (ix) If any Underwriter does not provide any Free Writing Prospectuses to the Company pursuant to subsection (v) above, that Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission by the Company as a Free Writing Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations.

          (x) In the event of any delay in the delivery by the Underwriters to the Company of any Free Writing Prospectuses required to be delivered in accordance with subsection (v) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (vi) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(b) to file the Free Writing Prospectuses by the time specified therein.

          (xi) The Underwriters represent that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates. In addition, the Underwriters shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of any Free Writing Prospectus used to solicit offers to purchase Certificates to the extent not filed with the Commission;

          (xii) It is understood and agreed that all information provided by any Underwriter to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed for all purposes hereof to be a Free Writing Prospectus not containing Issuer Information. In connection therewith, the Underwriters agree that it shall not provide any information constituting Issuer Information through the foregoing media unless that information is contained either in the Definitive Free Writing Prospectus or in a Free Writing Prospectus delivered in compliance with Section 4(e)(v).

          (f) The Underwriters covenant with the Company that after the final Prospectus is available such Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

          (g) The Underwriters shall file any Free Writing Prospectus that has been distributed by that Underwriter in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use, provided that if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of two business days after the Underwriters first provide this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the 1933 Act Regulations; provided further, that the Company shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          (h) The Underwriters further agree that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus; (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Company specifically for use by such Underwriter pursuant to this Section 4(h) ; for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Company in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. Each Underwriter further agrees that
     (i) if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the Company any Free Writing Prospectuses, or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a pdf, except to the extent that the Company, in its sole discretion, waives such requirements.

          (i) Each Underwriter hereby represents and agrees to the terms set forth in Exhibit B hereto which are incorporated herein by reference.

          5. AGREEMENTS. The Company agrees with the several Underwriters that:

          (a) The Company will not file any amendment to the Registration Statement or supplement to (including the supplement relating to the Registered Certificates included in the Final Prospectus) the Basic Prospectus, unless the Company has furnished to you a copy for your review prior to filing, and will not file or distribute any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act. The Company will promptly advise the Representative (i) when the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) The Company shall file any Free Writing Prospectus prepared by the Company (including the Definitive Free Writing Prospectus), and any Issuer Information contained in any Free Writing Prospectus provided to it by each Underwriter under Section 4(e)(v), not later than the date of first use of the Free Writing Prospectus, except that:

               (i) As to any Free Writing Prospectus or portion thereof that contains only (A) a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered, may be filed by the Company within two days of the later of the date such final terms have been established for all classes of Certificates being publicly offered and the date of first use and (B) a description of the terms of the Certificates that does not reflect the final terms after they have been established for all classes of all Certificates is not required to be filed; and

               (ii) Notwithstanding clause (i) above, as to any Free Writing Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Company shall file such Free Writing Prospectus or portion thereof within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act.

provided further, that prior to such use of any Free Writing Prospectuses by the Company, the Underwriter must comply with its obligations pursuant to Section 4(e) and that the Company shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

     (c) If, at any time when a prospectus relating to the Registered Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which any Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment of the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

     (d) If the Company or any Underwriter determines or becomes aware that any Written Communication (including without limitation any Free Writing Prospectus) or oral statement contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into with any investor, when considered in conjunction with all information conveyed at the time of Contract of Sale, either the Company or that Underwriter may prepare corrective information with notice to the other party and any other Underwriters, and the Underwriter dealing with that investor shall deliver such information in a manner reasonably acceptable to that Underwriter and the Company, to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

          (i) Adequate disclosure of the contractual arrangement;

          (ii) Adequate disclosure of the person's rights under the existing Contract of Sale at the time termination is sought;

          (iii) Adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

          (iv) A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

To the extent that the Underwriters incur any costs to the investor in connection with any such termination or reformation of a Contract of Sale, the Company shall reimburse the Underwriters for such costs to the extent that the defective information was of a type that the Company is responsible for under
Section 8(a).

     (e) The Company will (i) furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer in connection with the Registered Certificates may be required by the 1933 Act, as many copies of each Preliminary Final Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request, and (ii) file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus by an Underwriter or dealer in connection with the Registered Certificates may be required under the 1933 Act.

     (f) The Company agrees that, so long as the Certificates shall be outstanding, it will deliver to the Representative the annual statement as to compliance delivered to the Trustee pursuant to Section 3.20 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.21 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company. The Company will request that the Servicer and the Trustee furnish to the Underwriters any monthly reports furnished to Certificateholders pursuant to the Pooling and Servicing Agreement.

     (g) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Registered Certificates for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Registered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

     (h) The Company will pay, to the extent not paid by the Seller pursuant to the Mortgage Loan Purchase Agreement, all costs and expenses in connection with the transactions herein contemplated, including, but not limited to: the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling and Servicing Agreement and the Certificates; accounting fees and disbursements; the costs and expenses in connection with the qualification or exemption of the Registered Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Basic Prospectus, the Preliminary Final Prospectus and the Final Prospectus, the preparation and printing of this Agreement and the furnishing to the Underwriters of such copies of each Preliminary Final Prospectus and the Final Prospectus as the Representative may reasonably request, and the fees of each nationally recognized statistical rating organization identified in the Final Prospectus (individually and collectively, the "Rating Agency") as having rated the Certificates. Except as provided in
Section 7 hereof, the Underwriters shall be responsible for paying all costs and expenses incurred by them in connection with the offering of the Certificates.

     (i) In connection with any transaction contemplated by this Agreement, the Company and each of its affiliates maintain customary, arm's-length business relationships with the Representative and each of its affiliates, and no fiduciary duty on the part of the Representative or any of its affiliates is thereby or hereby intended or created, and the express disclaimer of any such fiduciary relationship on the part of the Representative and each of its affiliates is hereby acknowledged and accepted by the Company and each of its affiliates.

     6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Registered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

     (b) The Company shall have delivered to you a certificate of the Company, signed by the President or a vice president or an assistant vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, Final Prospectus and this Agreement and that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required by this Agreement to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, (iv) nothing has come to the attention of such officer that would lead such officer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) subsequent to the respective dates as of which information is given in the Final Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of the Company.

     (c) The Underwriters shall have received from Thacher Proffitt & Wood LLP, counsel for the Company and the Seller, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters.

     (d) The Representative shall have received from Deloitte & Touche, certified public accountants, a letter, dated the date hereof and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in each respective Final Prospectus under the captions "Summary of Prospectus Supplement--The Mortgage Loans," "Risk Factors" (to the extent of information regarding the Mortgage Loans therein) "The Mortgage Pool" "Yield on the Certificates" and "Description of the Certificates" agrees with the records of the Seller.

     (e) The Certificates shall have been given the ratings set forth in
Schedule I hereto by the Rating Agency.

     (f) The Representative shall have received, from counsel for the Trustee, a favorable opinion, dated the Closing Date, and in form and substance satisfactory to the Representative and its counsel, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights in general and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Trustee and the Representative.

     (g) The Representative shall have received from the Seller, in form and substance satisfactory to counsel for the Underwriters:

          (i) An officer's certificate stating that on the Closing Date the representations and warranties of the Seller under the Mortgage Loan Purchase Agreement will be true and correct and no event has occurred that would constitute a default thereunder; and

          (ii) An officer's certificate relating to the Mortgage Loan Purchase Agreement and the obligations of the Seller thereunder, as Seller or otherwise, together with copies of the certificate of incorporation and by-laws of the Seller and a certificate of good standing of the Seller under the laws of the State of New York;

          (iii) The Representative shall have received from each of [_____________], [_____________] and [_____________] (the "Underlying
     Sellers") in form and substance satisfactory to counsel for the Underwriters an officer's certificate stating that on the Closing Date (i) nothing has come to the attention of such officer that would lead such officer to believe that the information set forth with respect to the Mortgage Loans or the Underlying Seller in the Prospectus Supplement and with respect to any private placement memorandum, any information of a comparable nature, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) subsequent to the respective dates as of which information is given in the Prospectus Supplement and any private placement memorandum, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of the Underlying Seller.

     (h) The Representative shall have received from the Master Servicer, in form and substance satisfactory to counsel for the Underwriters:

          (i) An officer's certificate stating that on the Closing Date the representations and warranties of the Master Servicer contained in the Pooling and Servicing Agreement will be true and correct and no event has occurred with respect to the Master Servicer that would constitute an Event of Default thereunder; and

          (ii) An officer's certificate relating to the Pooling and Servicing Agreement and the obligations of the Master Servicer thereunder, as Master Servicer or otherwise, and attached thereto the Articles of Association of the Master Servicer, together with copies of the charter and by-laws of the Master Servicer and a certificate of good standing of the Master Servicer issued by the Office of the Comptroller of the Currency of the United States of America.

     (i) The Representative shall have received from counsel to the Master Servicer, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters.

     (j) The Underwriters shall have received copies of any opinions of counsel to the Company, the Seller, each Underlying Seller and the Master Servicer supplied to the Rating Agency or the Trustee relating to certain matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by the reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

     (k) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Representative and counsel for the Underwriters, and the Representative and counsel for the Underwriters shall have received such other information, certificates and documents as they may reasonably request.

     (l) All documents required under the Mortgage Loan Purchase Agreement have been provided to the appropriate parties.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

     7. REIMBURSEMENT OF UNDERWRITERS EXPENSES. If the sale to the Underwriters of the Registered Certificates as provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provisions hereof, other than by reason of default by the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Registered Certificates.

     8. INDEMNIFICATION AND CONTRIBUTION. The Company agrees with the several Underwriters that:

     (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Registered Certificates as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the applicable Registered Certificates (the "Applicable Registration Statement") as it became effective or in any amendment or supplement thereof, or in the Applicable Registration Statement or the related Prospectus, or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Definitive Free Writing Prospectus, or any Issuer Information contained in any other Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) are caused by any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Free Writing Prospectus that was caused by any error in any Pool Information; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission based upon any information with respect to which any Underwriter has agreed to indemnify the Company pursuant to
Section 8(b).

     (b) Each Underwriter severally will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to (i) Derived Information, (ii) the Underwriter's Information, (iii) any Free Writing Prospectus prepared or used by that Underwriter for which the conditions set forth in Section 4(e)(v) above are not satisfied with respect to the prior approval by the Company, (iv) any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) prepared or used by that Underwriter not constituting Issuer Information, (v) and any liability directly resulting from that Underwriter's failure to provide any investor with the Definitive Free Writing Prospectus prior to entering into a Contract of Sale with such investor or failure to file any Free Writing Prospectus required to be filed by that Underwriter in accordance with Section 4(g); provided, however, that the indemnification set forth in this 8(b) shall not apply to the extent of any error in any Free Writing Prospectus that was caused by any error in any Pool Information. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph 8(a) or 8(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph 8(a) or 8(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Certificates; PROVIDED, HOWEVER, that in no case shall any Underwriter except as may be provided in any agreement among Underwriters relating to the offering of the Certificates be responsible for any amount in excess of [__]% of the aggregate initial principal amount of the Certificates purchased by such Underwriter. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable consideration. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) and benefits received by an Underwriter shall be deemed to be equal to [__]% of the aggregate initial principal amount of the Certificates purchased by such Underwriter. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to the information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph 8(d).

     (e) For purposes hereof, as to each Underwriter, the term "Derived Information" means such information, if any, in a portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information that is not contained in either (i) the Basic Prospectus, any Preliminary Final Prospectus or Final Prospectus or amendments or supplements thereto, taking into account information incorporated therein by reference (other than information incorporated by reference from the Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information) or (ii) any Pool Information, except to the extent that any omission or alleged omission in Derived Information results from a Pool Error.

     9. SELLER OBLIGATIONS. [Reserved].

     10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for all Registered Certificates if prior to such time
(i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum prices shall have been established in such Exchange, (ii) a banking moratorium shall have been declared by either federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the judgment of the Representative, impracticable to market the Certificates.

     11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Registered Certificates. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to it at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Managing Director, the Financial Institutions Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Secretary.

     13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

        14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                              Very truly yours,

                                              CITIGROUP MORTGAGE LOAN TRUST INC.


                                              By:______________________________
                                              Name:
                                              Title

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.


By:______________________________
Name:
Title

For itself and the other Underwriters named in Schedule II to the foregoing Agreement.

                                   SCHEDULE I

Underwriting Agreement, dated [___________].

As used in this Agreement, the term "Registration Statement" refers to registration statement No. [_____________] filed by the Company on Form S-3 and declared effective on [_____________], as amended to date. The term "Basic Prospectus" refers to the form of Prospectus filed with the Commission pursuant to Rule 424 under the 1933 Act after the Registration Statement became effective.

Title and Description of Certificates: Citigroup Mortgage Loan Trust, Series [_____________], Mortgage Pass-Through Certificates.

Initial aggregate principal balance of the Registered Certificates:
$[_____________] (Approximate).

==========================================================================================================================
                               INITIAL CERTIFICATE
           CLASS               PRINCIPAL BALANCE(1)           PASS-THROUGH RATE          S&P RATING      MOODY'S RATING
         ---------             --------------------           -----------------          ----------      --------------
           I-A1A                    $[________]                  Variable(2)                [__]              [__]
           I-A2A                    $[________]                  Variable(2)                [__]              [__]
          I-A12B                    $[________]                  Variable(2)                [__]              [__]
           I-A3A                    $[________]                  Variable(2)                [__]              [__]
           I-A4A                    $[________]                  Variable(2)                [__]              [__]
          I-A34B                    $[________]                  Variable(2)                [__]              [__]
           I-A5A                    $[________]                  Variable(2)                [__]              [__]
           I-A5B                    $[________]                  Variable(2)                [__]              [__]
           I-B1                     $[________]                  Variable(2)                [__]              [__]
           I-B2                     $[________]                  Variable(2)                [__]              [__]
           I-B3                     $[________]                  Variable(2)                [__]              [__]
            I-R                     $[________]                  Variable(2)                [__]              [__]
==========================================================================================================================

-------------
(1) Approximate.
(2) Calculated as described in the prospectus supplement.

The aggregate purchase price for the Registered Certificates will be equal to approximately [__]% of the aggregate initial Certificate Principal Balances of the Registered Certificates as of the Cut-off Date.

--------------------------------------------------------------------------------
Closing Time, Date and Location: 10:00 AM. on [_____________] at the offices of Thacher Proffitt & Wood LLP, 2 World
Financial Center, New York, New York 10281.
--------------------------------------------------------------------------------

Issuance and Delivery of Certificates: The Registered Certificates will be delivered at closing in book-entry form in such names and denominations as the Representative may direct in accordance with the Underwriting Agreement.

                                   SCHEDULE II


========================================================
        UNDERWRITER             INITIAL CERTIFICATE
                               PRINCIPAL BALANCE(1)
========================================================
     CITIGROUP GLOBAL
       MARKETS INC.
           I-A1A                       $[_________]
           I-A2A                       $[_________]
          I-A12B                       $[_________]
           I-A3A                       $[_________]
           I-A4A                       $[_________]
          I-A34B                       $[_________]
           I-A5A                       $[_________]
           I-A5B                       $[_________]
           I-B1                        $[_________]
           I-B2                        $[_________]
           I-B3                        $[_________]
            I-R                        $[_________]
========================================================

(1) Approximate.

                                    EXHIBIT A

                            UNDERWRITERS INFORMATION

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated [____________], the depositor has agreed to sell, and the underwriter has agreed to purchase the Offered Certificates. The underwriter is obligated to purchase all Offered Certificates offered hereby if it purchases any. The underwriter is an affiliate of the depositor.

     Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the Offered Certificates, before deducting expenses payable by the depositor, will be approximately [__]% of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest. In connection with the purchase and sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The Offered Certificates are offered subject to receipt and acceptance by the underwriters, to prior sale and to the underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates (other than the Residual Certificates) will be made through the facilities of DTC, Clearstream and Euroclear and delivery of the Residual Certificates will be made at the offices of the underwriter, in each case, on or about the closing date. The Offered Certificates will be offered in Europe and the United States of America.

     The underwriting agreement provides that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriters may be required to make in respect thereof.

                                SECONDARY MARKET

     There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the Offered Certificates, other than the Residual Certificates, but is not obligated to do so. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding Certificate Principal Balance of the Offered Certificates and the status of the credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

     Legal matters relating to the Offered Certificates will be passed upon for the depositor and the underwriters by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the certificates that each class of the Offered Certificates be rated not lower than the initial rating indicated for such class in the table under "Summary of Prospectus Supplement--Ratings."

     The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which these prepayments will differ from that originally anticipated or the corresponding effect on yield to investors. In addition, the ratings on the Residual Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in excess of the initial certificate balance thereof and interest thereon.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

     The depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as described in this section.

                                LEGAL INVESTMENT

     The [___________] and the [___________] Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a rating agency, as defined in the prospectus, and, therefore, will be legal investments for those entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of entities to invest in "mortgage related securities" provided that the restrictive legislation was enacted prior to October 3, 1991. There are ten states that have enacted legislation which overrides the preemption provisions of SMMEA. The [___________] Certificates (other than the [___________] Certificates) will not constitute "mortgage related securities" for purposes of SMMEA.

     The depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any ERISA plan, IRA, Keogh plan or government plan, collectively referred to here as "benefit plans," or any insurance company, whether through its general or separate accounts, or any other person investing benefit plan assets of any benefit plan, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by or on behalf of, or with benefit plan assets of, a benefit plan may qualify for exemptive relief under the Underwriter's Exemption, as described under "Considerations for Benefit Plan Investors--Possible Exemptive Relief" in the prospectus. The Underwriter's Exemption relevant to the Offered Certificates was granted by the Department of Labor on April 18, 1991 as PTE 91-23 at 56 F.R. 15936 and amended on July 21, 1997 as PTE 97-34 at 62 F.R. 39021 and further amended on November 13, 2000 by PTE 2000-58 at 65 F.R. 67765. The Underwriter's Exemption was amended further on August 22, 2002 by PTE 2001-41, 67 F.R. 54487 to permit a trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary. However, the Underwriter's Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the investing benefit plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and that the offered certificates be rated at least "BBB-" (or its equivalent) by S&P, Moody's or Fitch, at the time of the benefit plan's purchase. As noted in the prospectus, one requirement for eligibility under the Underwriter's Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than [__]%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for any seasoned loans than it is for other mortgage loans.

     Each beneficial owner of an Offered Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or interest therein, that either (i) it is not a benefit plan investor, (ii) it has acquired and is holding the related Offered Subordinate Certificates in reliance on the Underwriter's Exemption, and that it understands that there are certain conditions to the availability of the Underwriter's Exemption, including that the Offered Subordinate Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Moody's or Fitch and that such certificate is so rated or
(iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     The pooling and servicing agreement provides that each prospective holder of a Residual Certificate, each prospective transferee acquiring the Residual Certificates and each prospective owner (or transferee thereof) of a beneficial interest in the Residual Certificates must represent and warrant (or will be deemed to have represented and warranted) that either (1) it is not a Plan or acting on behalf of a Plan and is not using assets of a Plan to purchase the Residual Certificates or (2) it has delivered to the trust administrator or its certificate registrar an opinion of counsel, on which the trust administrator, the trustee, the depositor, the master servicer and [___________] may rely, which establishes to the satisfaction of the trust administrator that the purchase and holding of such certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the trustee, the trust administrator, the depositor, the master servicer, [___________] or the trust to any obligation or liability (including obligations or liabilities under ERISA or section 4975 of the Code) in addition to those undertaken in the pooling and servicing agreement, which opinion of counsel will not be an expense of any of such persons.

     If any certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph will indemnify and hold harmless the depositor, the trustee, the trust administrator, the servicer, any subservicer, [___________] and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

     Before purchasing an Offered Certificate, a fiduciary of a benefit plan should itself confirm that the Offered Certificate constitutes a "security" for purposes of the Underwriter's Exemption and that the specific and general conditions of the Underwriter's Exemption and the other requirements set forth in the Underwriter's Exemption would be satisfied. Any benefit plan fiduciary that proposes to cause a benefit plan to purchase a certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the certificates, see "Considerations for Benefit Plan Investors" in the prospectus.

                                    EXHIBIT B

                                    EXHIBIT B

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than
(euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                    EXHIBIT C

                            FOOTNOTE 271 INFORMATION

     [Excerpt from Offering Reform adopting release-bold headings added for convenience of reference]

     In the case of asset-backed issuers certain information comprehended within the definition of ABS informational and computational material is analogous to the term of securities and is therefore issuer information. For example, we would expect that the following categories of such material, which are derived from the definition of ABS informational and computational materials, are generally issuer information:

     (1) Structural information-factual information regarding the asset-backed securities being offered and the structure and basic parameters of the securities, such as the number of classes, seniority, payment priorities, terms of payment, the tax, ERISA or other legal conclusions of counsel, and descriptive information relating to each class (e.g., principal amount, coupon, minimum denomination, price or anticipated price, yield, weighted average life, credit enhancements, anticipated ratings, and other similar information relating to the proposed structure of the offering);

     (2) Collateral information-factual information regarding the pool assets underlying the asset-backed securities, including origination, acquisition and pool selection criteria, information regarding any prefunding or revolving period applicable to the offering, information regarding significant obligors, data regarding the contractual and related characteristics of the underlying pool assets (e.g., weighted average coupon, weighted average maturity, delinquency and loss information and geographic distribution) and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as the type of assets comprising the pool and the programs under which the loans were originated;

     (3) Key parties information-identification of key parties to the transaction, such as servicers, trustees, depositors, sponsors, originators and providers of credit enhancement or other support, including information about any such party;

     (4) Static pool data-static pool data, as referenced in Item 1105 of Regulation AB [17 CFR 229.1105], such as for the sponsor's and/or servicer's portfolio, prior transactions or the asset pool itself; and

     (5) Issuer computational material-to the extent that the information is provided by the issuer, depositor, affiliated depositor, or sponsor, statistical information displaying for a particular class of asset-backed securities the yield, average life, expected maturity, interest rate sensitivity, cash flow characteristics, total rate of return, option adjusted spread or other financial or statistical information related to the class or classes under specified prepayment, interest rate, loss or other hypothetical scenarios. (Where such information is prepared by an underwriter or dealer, it is not issuer information, even when derived from issuer information.)